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                                                                    EXHIBIT 10.5

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of May 3, 2001 between Beacon Education Management, Inc., a Delaware corporation (the "Company"), and the investors named on SCHEDULE A hereto (each, an "Investor").

                                     RECITAL

         WHEREAS, the Investors wish to purchase and the Company desires to issue and sell to the Investors, in accordance with the terms and provisions hereof, 517,242 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") at a purchase price of $5.80 per share.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF STOCK

         SECTION 1.1 PURCHASE AND SALE OF COMMON STOCK. Upon the terms and subject to the conditions of and in reliance on the representations and warranties contained in this Agreement, at the Closing, as hereinafter defined, the Company will issue and sell to the Investors, and the Investors, severally and not jointly, will purchase from the Company the number of shares of Common Stock set forth opposite each Investor's name on SCHEDULE A hereto at a purchase price of $5.80 per share.

         SECTION 1.2 THE CLOSING. Upon the terms and subject to satisfaction of the conditions contained in this Agreement, the closing (the "Closing") under this Agreement shall take place at the offices of Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, at 10:00 a.m. on May 3, 2001 (the "Closing Date") or at such other time and place as are mutually agreeable to the Investors and the Company. At the Closing, the Company shall deliver to each Investor a certificate representing the shares of Common Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or such other form of payment as shall mutually be agreed upon by such Investor and the Company.
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                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to the specific exceptions set forth in the Schedules referenced in this ARTICLE 2, the Company hereby represents and warrants to each Investor that as of the date of this Agreement:

         SECTION 2.1 CORPORATE EXISTENCE. The Company and each of its subsidiaries is a company duly organized and validly existing under the laws of the state of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. Except as set forth on SCHEDULE 2.1, the Company is duly qualified and in good standing as a foreign company in each jurisdiction in which the property owned, leased or operated by it or the nature or conduct of its business makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries (as defined below), taken as a whole and a "Material Adverse Change" shall mean any event or condition which has had or is reasonably likely to have a Material Adverse Effect, including, without limitation, the loss of key management personnel. The Company has not received any written notice or assertion within the last three years from any governmental official of any jurisdiction to the effect that the Company is required to be qualified or otherwise authorized to do business therein, other than jurisdictions in which the Company has qualified or obtained such authorization.

         SECTION 2.2 CAPITALIZATION. The capitalization of the Company consists of 10,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of preferred stock. Immediately prior to the execution of this Agreement, there are no shares of preferred stock outstanding or reserved for issuance, there are 4,215,257 shares of Common Stock outstanding and there are 441,950 shares of Common Stock reserved for issuance pursuant to outstanding options (all of which are listed on SCHEDULE 2.2). All outstanding shares of capital stock ("Shares") of the Company are fully paid and nonassessable. The Shares to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment therefor, will be validly issued, fully paid and nonassessable and free of preemptive rights (except for the rights set forth in the Shareholders Rights Agreement, dated as of February 17, 2000 (the "Shareholders Rights Agreement")). No Shares have been issued in violation of or are subject to any preemptive or similar rights granted to former or existing shareholders of the Company pursuant to law, the Company's Certificate of Incorporation or otherwise. Other than pursuant to this Agreement or except as disclosed in SCHEDULE 2.2, there is no subscription, option, warrant, call, right, agreement or commitment granted or issued by or binding upon the Company or, to the knowledge of the Company, any shareholder of the Company relating


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to the issuance, sale, delivery, or transfer by the Company of the Company's
Shares or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for Shares or any other equity interest in the Company or relating to the payment of amounts measured by changes in the value or price of capital stock of the Company; and the Company has no obligation of any kind to issue any additional securities other than pursuant to this Agreement. Other than pursuant to this Agreement, or except as disclosed in SCHEDULE 2.2, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its Shares or other securities. The list of shareholders attached hereto as SCHEDULE 2.2 sets forth a complete and accurate list of the shareholders of the Company as of the date hereof indicating the number of Shares held by shareholder, including all options to purchase Shares, and the percentage of outstanding Shares so held.

         SECTION 2.3 SUBSIDIARIES; INVESTMENTS. SCHEDULE 2.3 contains a full and complete list of all entities (collectively, the "Subsidiaries") in which the Company owns, directly or indirectly, any outstanding capital stock or other ownership interest (or securities, rights or other interests convertible into capital stock or other ownership interest), and also discloses, as to each Subsidiary, the business activities thereof, the number of authorized and outstanding shares of capital stock or other ownership interest thereof, the percentage of outstanding shares or interests thereof owned beneficially and of record by the Company, and the jurisdiction in which each Subsidiary is incorporated or organized.

         SECTION 2.4 AUTHORITY. The Company has the legal power and legal authority to enter into this Agreement and carry out its terms. This Agreement has been duly executed and delivered on behalf of the Company. The Company has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Company and is binding upon and enforceable against the Company in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         SECTION 2.5       NO ADVERSE CONSEQUENCES. Except as disclosed on
SCHEDULE 2.5, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on the Shares being purchased pursuant to this Agreement, any other Shares, or on any of the Company's assets or properties, (b) violate any provision of the Company's Certificate of Incorporation or Bylaws, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Company, or (d) either alone or with the giving of notice or the passage of time or both, conflict with,


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constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under, any mortgage, deed of trust, indenture, note, bond, lease, license, contract, permit or other agreement, instrument or obligation to which the Company is a party or by which it is bound, except where such action would not result in a Material Adverse Effect.

         SECTION 2.6 BROKERS AND FINDERS. Except as disclosed in SCHEDULE 2.6, the Company has not employed any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

         SECTION 2.7 LITIGATION. Except as disclosed in SCHEDULE 2.7, there is no claim, litigation, proceeding or formal investigation of any kind (or, to the knowledge of the Company, any other investigation of any kind) pending by or against the Company or any Subsidiary, or any of the assets or properties of the Company or any Subsidiary, and, to the knowledge of the Company, no claim, litigation, proceeding or investigation has been threatened and there is no basis for any such claim, litigation, proceeding or investigation. There are no actions, proceedings, suits, investigations, or inquiries pending, or to the knowledge of the Company, threatened, that question the validity of this Agreement or any actions taken or to be taken pursuant hereto.

         SECTION 2.8 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 2.8, the Company and its Subsidiaries have at all relevant times conducted their businesses in compliance with the provisions of their charter documents and all applicable laws and regulations except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed on SCHEDULE 2.8, neither the Company nor any Subsidiary is in violation of any applicable laws or regulations except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed in SCHEDULE 2.8, neither the Company nor any Subsidiary is subject to any outstanding judgment, order, writ, injunction or decree, and neither the Company nor any Subsidiary has been charged with, or, to the knowledge of the Company, threatened with a charge of, a violation of any provision of any applicable law or regulation.

         SECTION 2.9       EMPLOYMENT MATTERS.

                  2.9.1. LABOR MATTERS. Neither the Company nor any Subsidiary is a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of its employees. The Company and its Subsidiaries are and have been in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and are not and have not been engaged in any unfair labor practice except where


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such failure to comply would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years, and to the knowledge of the Company, no work stoppage has been threatened against the Company.

                  2.9.2. EMPLOYEE BENEFITS. SCHEDULE 2.9.2 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by the Company or any Subsidiary. The employee pension benefit plans (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established and maintained by the Company or any Subsidiary that are subject to ERISA (the "ERISA Plans") are listed separately as ERISA Plans on SCHEDULE 2.9.2. The ERISA Plans comply in all material respects with the applicable requirements of ERISA. The Company and each Subsidiary, as applicable, have received from the Internal Revenue Service a favorable determination for each of the ERISA Plans and their related trusts that each of the ERISA Plans is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the related trust is tax-exempt under
Section 501(a) of the Code. Except as disclosed on SCHEDULE 2.9.2, there has been no event subsequent to that determination that has adversely affected the tax qualified status of the ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or
Section 412(a) of the Code exists, or has existed, with respect to any of the ERISA Plans. The Company and any controlled group of companies of which it is a member have no "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of the Company, none of the ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any ERISA Plan. Each ERISA Plan is and has been operated and administered in material conformity with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements.

                  2.9.3. EMPLOYMENT AGREEMENTS; OTHER AGREEMENTS. Except for employment contracts with teachers and other school staff providing for compensation (in each such instance) of less than Eighty Thousand Dollars ($80,000) entered into in the ordinary course of business of the Company or any Subsidiary and except as disclosed on SCHEDULE 2.9.3, there are no material employment, commission or compensation agreements between the Company or any Subsidiary and any of their employees. Neither the Company nor any Subsidiary has any agreements or understandings with its employees, shareholders or affiliates, including without limitation any agreements or understandings regarding compensation of any nature, severance payments or retirement


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benefits in excess of Eighty Thousand Dollars ($80,000) annually except as reflected in the items listed in SCHEDULES 2.9.2 and 2.9.3.

         SECTION 2.10 TITLE TO AND CONDITION OF REAL PROPERTY. Neither the Company nor any Subsidiary owns any real property. SCHEDULE 2.10 contains a list of all real property leased by the Company or any Subsidiary (the "Real Property"), including the dates of and parties to all leases and any amendments thereof. To the knowledge of the Company, all Real Property (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and is available for immediate use in the conduct of the Company's business. Neither the operations of the Company or any Subsidiary on any Real Property, nor any improvements on the Real Property, violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The Real Property includes all such property necessary to conduct the business of the Company or any Subsidiary, as applicable.

         SECTION 2.11 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as provided in SCHEDULE 2.11, the Company and each Subsidiary have good and marketable title to all of the tangible personal property ("Tangible Personal Property") reflected in the Company's consolidated financial statements free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever. The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the Company's business, except where the failure of such Tangible Personal Property to be in good operating condition (ordinary wear and tear excepted) would not result in a Material Adverse Effect. All Tangible Personal Property and the state of maintenance thereof are in compliance with all applicable laws and regulations except where such failure to comply would not result in a Material Adverse Effect. The Tangible Personal Property includes all such property necessary to conduct the business of the Company or any Subsidiary, as applicable, as currently conducted.

         SECTION 2.12 INTELLECTUAL PROPERTY. The Company and each Subsidiary own, or have a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") necessary to or used in the conduct of their business as now conducted and as currently proposed to be conducted. SCHEDULE 2.12 contains a complete and accurate list of all patents, patent applications, trademarks and service marks and related applications, trade names and copyrights owned by or licensed to the Company or any Subsidiary, including a description of any agreements relating to the acquisition by or license to the Company or any Subsidiary of such Intellectual Property. SCHEDULE 2.12 also describes all licenses or other agreements under which the Company or any Subsidiary has sold or granted a right to use any Intellectual Property. All Intellectual Property owned by the Company or any Subsidiary is owned by it free and clear of all liens, claims, encumbrances or adverse claims of any third party. The conduct of the business of the Company and its Subsidiaries does not conflict with or infringe


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upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         SECTION 2.13 CERTAIN CONTRACTS AND ARRANGEMENTS. SCHEDULE 2.13, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements, including any amendments thereto, to which the Company or any Subsidiary is a party or by which it is bound:

                           (a) any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness in the principal amount of Fifty Thousand Dollars ($50,000) or more (provided that not more than Two Hundred Thousand Dollars ($200,000) in the aggregate of such indebtedness is excluded from disclosure on said Schedule pursuant to this exception) by the Company or any Subsidiary or the guaranty by the Company or any Subsidiary of indebtedness of such amount of any person or entity;

                           (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements;

                           (c) management contracts for the operation of charter schools;

                           (d)      limited service contracts with charter
         schools; and

                           (e) any other contract, instrument, agreement or obligation not described on any other Schedule (other than employment contracts not required to be scheduled in SCHEDULE 2.9.3) to which the Company or any Subsidiary is a party or by which it is bound, which is material to the Company's business and which contains unfulfilled obligations of the Company and is not terminable without payment of premium or penalty upon 30 days' notice or less.

         SECTION 2.14 STATUS OF CONTRACTS. Except as disclosed on SCHEDULE 2.14, each of the contracts, agreements, commitments and instruments listed on SCHEDULES 2.10, 2.11, 2.12 and 2.13 (collectively, the "Contracts") is valid, binding and enforceable by the Company or the Subsidiary, as applicable, in accordance with its terms and is in full force and effect. To the knowledge of the Company and except as set forth on SCHEDULE 2.14, there is no existing default or violation by the Company or any Subsidiary under any Contract and, to the knowledge of the Company and except as set forth on SCHEDULE 2.14, no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default of the Company or any Subsidiary under any


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Contract. There is no pending or, to the knowledge of the Company, threatened proceeding which would interfere with the quiet enjoyment of any leasehold of which the Company or any Subsidiary is lessee or sublessee. All other parties to the Contracts have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without modification of the Company's rights or obligations under any Contract. The Company is not aware of any default by any other party to any Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Company and except as set forth on SCHEDULE 2.14, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. Neither the Company nor any Subsidiary has granted any waiver or forbearance with respect to any of the Contracts.

         SECTION 2.15 INSURANCE. SCHEDULE 2.15 contains a complete and accurate list of all policies of property, liability, worker's compensation and other forms of insurance insuring the Company, any Subsidiary, their officers or directors, their assets or their operations (the "Policies"). Except as set forth on SCHEDULE 2.15, all the Policies, as each relates to the Company, are valid, enforceable and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any Policy. To the knowledge of the Company, the Policies are sufficient for compliance with all requirements of law and of agreements to which the Company or any Subsidiary is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses (including without limitation coverage for claims of alleged sexual or other abuse of children). Except as disclosed on SCHEDULE 2.15 and except for covered claims relating to employee health insurance, there have been no claims made for insurance payment under any of the Policies involving amounts in excess of Ten Thousand Dollars ($10,000) (provided that not more than Two Hundred Thousand Dollars ($200,000) in aggregate claims is excluded from disclosure on said Schedule pursuant to that exception). Neither the Company nor any Subsidiary has been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement.

         SECTION 2.16 PERMITS AND LICENSES. SCHEDULE 2.16 contains a complete and accurate list of all material governmental licenses, permits, franchises, certificates of occupancy, easements and authorizations (collectively, "Permits") held by the Company or any Subsidiary. The Company and each Subsidiary hold all Permits necessary for the lawful conduct of their business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over them or any part of their operations, except where the failure to hold such a Permit would not have a Material Adverse Effect. The Company and each Subsidiary are in compliance with each of the terms of each of their Permits in all material respects, and there are no claims of violation by the Company or any Subsidiary


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of any of their Permits which could have a Material Adverse Effect. All governmental entities and agencies that have issued any Permits to or with respect to the Company or its business have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the Company's rights or obligations under any of such Permits.

         SECTION 2.17      TAXES.

                  2.17.1. RETURNS. The Company and each Subsidiary have filed on a timely basis all federal, state and other returns, reports, forms, declarations and information returns required to be filed by them with respect to Taxes (as defined below) which relate to the business, results of operations, financial condition, properties or assets of the Company (collectively, the "Returns") and have paid on a timely basis all Taxes shown to be due on the Returns. No extensions of time have been requested for Returns which have not been filed. Except as set forth on SCHEDULE 2.17, neither the Company nor any Subsidiary has received any notice of audit with respect to any period for which the applicable statutory period of limitation has not expired and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Returns filed are complete and accurate in all respects and no additional Taxes are owed by the Company or any Subsidiary with respect to the periods covered by the Returns.

                  2.17.2. TAXES PAID OR RESERVed. The reserves for Taxes reflected in the Current Balance Sheet (as defined in SECTION 2.20), are adequate for payment of Taxes in respect of periods ending on or before the date of the Current Balance Sheet. All reserves for Taxes have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes which the Company has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                  2.17.3. DEFINITION. The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority (domestic or foreign).


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         SECTION 2.18      CERTAIN INTERESTS. Except as disclosed on SCHEDULE
2.18, neither any shareholder nor any director or officer of the Company (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) is indebted to the Company or any Subsidiary, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with, the Company or any Subsidiary. Neither the Company nor any Subsidiary is indebted to any shareholder, director or officer (or any entity owned or controlled by one or more of such parties) except for
(i) amounts due under normal salary arrangements, (ii) reimbursement of ordinary business expenses and (iii) indebtedness or obligations to William R. Hambrecht and/or affiliates thereof, KinderCare Learning Centers, Inc. or its affiliates, and William R. DeLoache, Jr., as described in SCHEDULE 2.13. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company or any Subsidiary to any of its shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

         SECTION 2.19 NO POWERS OF ATTORNEY OR RESTRICTIONS. Except as disclosed in SCHEDULE 2.19, (a) no power of attorney or similar authorization given by the Company or any Subsidiary is presently in effect or outstanding;
(b) no contract or agreement to which the Company or any Subsidiary is a party or is bound or to which any of its properties or assets is subject limits the freedom of the Company or any Subsidiary to compete in any line of business or with any person; and (c) to the knowledge of the Company, none of the employees of the Company or any Subsidiary is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her reasonable efforts to promote the interests of the Company or any Subsidiary or that would conflict with the business of the Company or the Subsidiary as now conducted or proposed to be conducted.

         SECTION 2.20 FINANCIAL STATEMENTS. The Company has furnished to the Investors the unaudited (in audited draft form) consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the period then ended (collectively, the "Unaudited Financial Statements"), and the unaudited balance sheet of the Company and its Subsidiaries as of December 31, 2000 (the "Current Balance Sheet") and the related statements of operations, changes in shareholders' equity and cash flows for the six months then ended (collectively, with the Current Balance Sheet, the "Current Financial Statements"). The Unaudited Financial Statements and the Current Financial Statements are complete and accurate in all material respects and present fairly the financial position and operating results of the Company and its Subsidiaries as of the dates and for the periods indicated therein. The Unaudited Financial Statements and the Current Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied


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throughout the periods involved and with prior periods, except as otherwise disclosed therein.

         SECTION 2.21      UNDISCLOSED LIABILITIES. Except as disclosed on
SCHEDULE 2.21 and except for current liabilities which were incurred after the date of the Current Balance Sheet in the ordinary course of business and of a type and in an amount consistent with past practices, neither the Company nor any Subsidiary has any liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which is not accrued, reserved against, or disclosed in the Current Balance Sheet.

         SECTION 2.22 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on SCHEDULE 2.22, since the date of the Current Balance Sheet there has not been:

                           (a) Any direct or indirect declaration, setting aside or payment of any dividend or other distribution (whether in cash, Shares, property or any combination thereof) in respect of the equity interests of the Company or any Subsidiary, or any direct or indirect repurchase, redemption or other acquisition by the Company or any Subsidiary of any of its equity interests, or any other payment by the Company or any Subsidiary to or for the account of shareholders;

                           (b) Except for increases, changes, payments or contracts in the ordinary course of business and consistent with past practices, any increase in the rate or terms of compensation payable or to become payable by the Company to its shareholders, officers or key employees; any change in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any employees of the Company or any Subsidiary; any special bonus or remuneration paid; any written employment contract executed or amended except for employment contracts entered into in the ordinary course of business with school staff, none of which provide for compensation in excess of Eighty Thousand Dollars ($80,000) annually; or any change in personnel policies of the Company or any Subsidiary;

                           (c) Any entry into any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing, any purchase, acquisition, sale or other disposition of assets, any lease or sublease, any guaranty, assumption or endorsement of payment or performance of any loan or obligation of another, or any amendment, modification or termination of any existing agreement, commitment or transaction) by the Company or any Subsidiary, except agreements, commitments or transactions in the ordinary course of business or as contemplated in this Agreement;

                           (d) Any material change by the Company or any Subsidiary in accounting methods, principles or practices;

                           (e) Except as disclosed in the Current Financial Statements or an any Schedule hereto, any issuance or sale of any equity interest in the Company or any Subsidiary or any issuance or granting of any option, warrant or right to purchase any equity interest in the Company or any Subsidiary or any commitment to do any of the foregoing other than pursuant to this Agreement;

                           (f) Any amendment to the charter documents of the Company or any Subsidiary;

                           (g) Any conduct of business which is outside the ordinary course of business or not substantially in the manner that the Company or any Subsidiary previously conducted its business;

                           (h) Any incurrence of any liability, except in the ordinary course of business and liabilities not exceeding $50,000 individually or $200,000 in the aggregate;

                           (i) Any encumbrance or consent to encumbrance of any property or assets except in the ordinary course of business;

                           (j) Any pending or, to the knowledge of the Company, threatened labor disputes, organizational activities or disturbances affecting in a material adverse manner the business, results of operations, financial condition, properties, assets or prospects of the Company or any Subsidiary;

                           (k) Any written or oral notice (such oral notice delivered directly or indirectly to an officer of the Company or any subsidiary) from a charter school managed by the Company or any Subsidiary that such charter school intends to, is desirous of, or is actively considering terminating its relationship with or reducing the services provided by the Company or the Subsidiary for any reason;

                           (l) Any default or, to the knowledge of the Company, threatened default under any material contract or agreement to which the

         Company or any Subsidiary is a party, including without limitation any contract or agreement of the Company or any Subsidiary with a charter school managed by the Company or any Subsidiary; or

                           (m) Any change in the assets, liabilities, licenses, permits or franchises of the Company or any Subsidiary, or in any agreement to which the Company or any Subsidiary is a party or is bound, which, either individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

         SECTION 2.23 CERTAIN PAYMENTS. Neither the Company, nor any shareholder, director or officer has, directly or indirectly, on behalf of or with respect to the business or operations of the Company or any Subsidiary (i) made or received any payment that was not legal to make or receive under any applicable law or regulation of the United States or any other country or territory; or (ii) engaged in any transaction, maintained any bank account, or used any company funds or assets except for transactions, bank accounts, funds, and assets which have been and are reflected in the normally maintained books and records of the Company or the Subsidiaries.

         SECTION 2.24      ENVIRONMENTAL CONDITIONS.

                  2.24.1. COMPLIANCE. The business and assets of the Company and each Subsidiary, including without limitation the Real Property, are in material compliance with all Environmental Laws and all Permits required under any Environmental Law are listed separately in SCHEDULE 2.16.

                  2.24.2. HAZARDOUS SUBSTANCES. To the knowledge of the Company, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from the Real Property or has otherwise come to be located in the soil or water (including surface and ground water) on or under the Real Property. To the knowledge of the Company, none of the assets of the Company or any Subsidiary or the improvements on the Real Property have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (including in any electrical transformer or capacitor located on the Real Property), or any other Hazardous Substance which is prohibited or restricted when present in buildings, structures, fixtures or equipment. No Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used or otherwise handled on the Real Property or in connection with the business of the Company or any Subsidiary except in compliance with Environmental Laws. To the knowledge of the Company, there are no underground storage tanks on the Real Property (whether or not regulated and whether or not out of service, closed or decommissioned).

                  2.24.3. DEFINITIONS. As used in this Agreement, (a) "Environmental Law" means any federal, state or local statute, ordinance or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such statutes, ordinances or regulations, and
(b) "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions.

         SECTION 2.25 CONSENTS AND APPROVALS. Other than such post-closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable periods therefor, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the transactions described in this Agreement by the Company.

         SECTION 2.26 RECORDS. Except as set forth on SCHEDULE 2.26, the books of account, minutes of meeting and shareholder records of the Company and each Subsidiary are complete and accurate in all material respects, and there has been no material transaction involving the business or equity ownership of the Company or any Subsidiary, or action of the Company's or any Subsidiary's board of directors or shareholders, which properly should have been set forth therein and which has not been accurately so set forth.

         SECTION 2.27 ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls it believes to be sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 2.28 NOT AN INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 2.29 NOT A HOLDING COMPANY. The Company is not a holding company, or a subsidiary or affiliate of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 2.30 RELIANCE. Except as to matters concerning which the Investors have actual knowledge to the contrary, the Company recognizes and agrees that, notwithstanding any investigation by the Investors, the Investors are relying upon the representations and warranties made by the Company in this Agreement.

         SECTION 2.31 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of the Company contained in this Agreement or any certificate or schedule delivered pursuant to this Agreement by or on behalf of the Company contain or will contain any untrue statement of any fact or omit or misstate a fact necessary to make such information, taken as a whole, not misleading.

         SECTION 2.32 NO MATERIAL ADVERSE CHANGE. Except as set forth in the schedules hereto, the officers of the Company do not know of any fact that has resulted in any Material Adverse Change since the dated of the Current Balance Sheet.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors hereby severally represents and warrants to the Company that as of the date of this Agreement:

         SECTION 3.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor enforceable in accordance with its terms.

         SECTION 3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of his Agreement the Investor hereby confirms, that the Common Stock purchased by such Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

         SECTION 3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. The Investor understands that the Common Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

         SECTION 3.4 RECEIPT OF INFORMATION. The Investor believes the Investor has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Common Stock. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in
ARTICLE 2 of this Agreement or the right of the Investors to rely thereon.

         SECTION 3.5 INVESTMENT EXPERIENCE. The Investor represents that the Investor is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act) and experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Investor is able to fend for himself, herself or itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Common Stock. If other than an individual, Investor also represents that each record or beneficial owner of any equity interest in Investor meets the requirements of the preceding sentence.

         SECTION 3.6 RESTRICTED SECURITIES. Each Investor understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In particular, the Investor is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

         SECTION 3.7 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Common Stock shall be endorsed with the legends substantially in the form set forth below:

                  (a)      The following legend under the Securities Act:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend imposed or required by applicable state securities laws.

                  (c) The legend required by the Amended Shareholders Rights Agreement (as defined below).

                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

         SECTION 4.1 AFFIRMATIVE COVENANTS. Until the consummation of a Qualified Public Offering (as such term is defined in the Amended Shareholders Rights Agreement), the Company will:

                           A. Financial Statements and Reports. Furnish each Investor:

                                    (i)      not later than one hundred (120)
                  days after the end of each fiscal year of the Company, consolidated financial statements prepared by the Company in accordance with GAAP and audited by independent certified public accountants as of and for the fiscal year then ended, certified by such independent certified public accountants in a manner reasonably acceptable to the Investors and including a balance sheet, a statement of operations, a statement of cash flows and a statement of shareholders' equity;

                                    (ii)     not later than forty-five (45) days
                  after the end of each fiscal quarter of the Company (other than the fiscal quarter which is the Company's fiscal year end), consolidated financial statements prepared by the Company in accordance with GAAP as of and for the quarter then ended, to include a balance sheet, a statement of operations and a statement of cash flows;

                                    (iii)    promptly (in any event within five
                  (5) business days after such report is prepared), a copy of any monthly financial reports prepared for management;

                                    (iv)     at such times and from time to time
                  as an Investor may request of the Company, such other reports and information concerning the Company's and its Subsidiaries' operations as an Investor may reasonably request;

                                    (v)      promptly upon receipt, copies of
                  all management letters, internal control evaluations and reports and other material letters, memoranda or reports submitted by the Company's independent certified public accountants or consultants with respect to any matter concerning the audits, financial statement presentation or other accounting matters.

                           B.       Accounting Records. Maintain adequate books
and accounts and permit any representative of an Investor, during normal business hours and upon reasonable advance notice, to inspect, audit, copy and examine such books and accounts and inspect the properties of the Company and its Subsidiaries and to interview the Company's independent accountants regarding operating results and financial condition.

                           C.       Maintenance of Property. Keep all of the
Company's and its Subsidiaries' properties useful or necessary to the Company's and its Subsidiaries' business in good repair and condition, reasonable wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained, except to the extent it would not cause a Material Adverse Change.

                           D.       Maintenance of Business. Preserve and
maintain the Company's and each of its Subsidiaries' existence and all of its licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary to conduct its business; conduct its business in an orderly and regular manner; comply with the provisions of all documents pursuant to which the Company and each of its Subsidiaries is organized and/or which govern the Company's and its Subsidiaries' continued existence; and comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and requirements reasonably necessary for the maintenance of the Company's and its Subsidiaries' insurance, licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary for the continued business of the Company and its

Subsidiaries as currently constituted, except to the extent that any of the foregoing would not cause a Material Adverse Change.

                           E.       Taxes and Other Liabilities. Pay and
discharge prior to delinquency any and all debt, obligations, assessments and taxes, real and personal, including federal and state income taxes, except such as the Company may in good faith contest by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provisions, if any, as are proper in accordance with GAAP shall have been made therefor and maintained.

                           F.       Insurance. Obtain, maintain and keep in
force insurance of the types and in amounts customarily carried in lines of business similar to the Company including fire, hazard insurance, extended coverage, public liability, general liability (including an endorsement for alleged sexual or other abuse), property damage, extra expense and business interruption and worker's compensation, carried with companies, as required by law.

                                   ARTICLE 5

                     CONDITIONS TO CLOSING BY THE INVESTORS

         The obligation of the Investors to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties contained in
SECTION 2 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date and the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with on or before the Closing Date.

         SECTION 5.2 OFFICER'S CERTIFICATE. The Investors shall have received a certificate of an executive officer of the Company as to the matters set forth in SECTION 5.1 of this Agreement, dated the Closing Date.

         SECTION 5.3 SECRETARY'S CERTIFICATE. The Investors shall have received true and complete copies, certified by an officer of the Company, of the Company's Certificate of Incorporation, bylaws and resolutions of the board of directors of the Company authorizing the Company's execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         SECTION 5.4 CONSENTS AND APPROVALS. All consents and approvals, including approval by the Company's Board of Directors, necessary for the consummation of the transaction contemplated by this Agreement shall have been obtained.

         SECTION 5.5 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

         SECTION 5.6 OPINION OF COUNSEL. The Company shall have delivered to the Investors the written opinion of Bass, Berry & Sims PLC, counsel to the Company, which opinion shall be in form and substance reasonably satisfactory to the Investors, dated as of the Closing Date.

         SECTION 5.7 SHAREHOLDERS RIGHTS AGREEMENT. The Investors shall have become parties to the Shareholders Rights Agreement, subject to such modifications as mutually agreed to by the parties thereto and the Investors, in their individual capacity (the "Amended Shareholders Rights Agreement").

                                   ARTICLE 6

                      CONDITIONS TO CLOSING BY THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties contained in
SECTION 3 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date and each of the Investors shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with on or before the Closing Date.

         SECTION 6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

         SECTION 6.3 SHAREHOLDERS RIGHTS AGREEMENT. Each of the Investors shall have entered into the Amended Shareholders Rights Agreement.

                                   ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1 NO IMPLIED WAIVER, CUMULATIVE REMEDIES. No failure on the part of the Company or an Investor to exercise, and no delay in exercising, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law (without regard to the choice of law rules) of Delaware.

         SECTION 7.3 NOTICES. Except as otherwise specified herein, all notices, requests, demands, and other communications to or upon the parties hereto shall be in writing or by tested or otherwise authenticated telecopier, telex, telegram, or cable and shall be deemed to have been duly given or made two business days after deposit in the mails, certified and postage prepaid, or transmitted by telecopier or telex or delivered to the telegraph office, addressed to the party to which such notice, request, demand, or other communication is requested or permitted to be given or made hereunder at the addresses set forth below (or to any telecopier or telex number published as belonging to such party at such address) or at such other address of which such party shall have notified in writing the other parties hereto.

         If to an Investor:   At the address set forth on SCHEDULE A hereto.

         If to the Company:   Beacon Education Management LLC
                              112 Turnpike Road, Suite 107
                              Westborough, Massachusetts  01581
                              Attn:  William R. DeLoache, Jr.
                              Facsimile No. (615) 352-1776

         With a copy to:      Bass, Berry & Sims PLC
                              315 Deaderick Street, Suite 2700
                              Nashville, Tennessee  37238
                              Attn:  Howard H. Lamar III
                              Facsimile No. (615) 742-6293

         SECTION 7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         SECTION 7.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, heirs and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate of Investor, in which event the term "Investor" herein shall be deemed where appropriate to refer to such affiliate), nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         SECTION 7.6 AMENDMENTS. This Agreement may not be amended or modified, nor may any of its provisions be waived, except by an instrument in writing signed by the Company and Investors holding 75% or more of the Common Stock issued pursuant to this Agreement.

         SECTION 7.7 CONFIDENTIALITY. Each of the Investors will maintain the confidentiality of nonpublic information regarding the Company and/or its affiliates received by such Investor from the Company, subject to (i) the obligation to disclose such information pursuant to applicable laws and regulations and subpoenas and other applicable legal process, (ii) the right to disclose such information to the Investor's auditors, counsel, and other professional advisors (provided that any such auditors, counsel, and advisors are requested to maintain the confidentiality of such information to the extent set forth in this SECTION 7.7), (iii) the right to disclose such information in connection with litigation involving the Company or an affiliate of the Company, or (iv) the right to disclose such information in connection with any transfers by the Investor permitted under this Agreement or the Amended Shareholders Rights Agreement. The Company will maintain the confidentiality of nonpublic information regarding each of the Investors received by the Company pursuant to this Agreement, subject to (i) the obligation to disclose such information pursuant to applicable laws and regulations and subpoenas and other applicable legal process, and (ii) the right to disclose such information to the Company's auditors, counsel, and other professional advisors (provided that any such auditors, counsel, and advisors are requested to maintain the confidentiality of such information to the extent set forth in this SECTION 7.7).

         SECTION 7.8 TITLES AND SUBTITLES. The titles and subtitles in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         SECTION 7.9 SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 7.10 LEGAL EXPENSES. The Company and the Investors shall each be responsible for their own legal expenses incurred in connection with negotiating and reviewing this Agreement and consummating the transactions contemplated hereby.

         SECTION 7.11 ATTORNEYS' FEES. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed with an appellate court.

         SECTION 7.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede any prior written or oral agreements, statements or understandings of the parties with respect to the subject matter of this Agreement. Any waiver or consent, if made, shall be effective only in the specific instance and for the specific purpose given.

         SECTION 7.13 BINDING EFFECT. This Agreement shall be binding and deemed effective when executed by the parties hereto.

         SECTION 7.14 FURTHER ASSURANCES. At any time on or after the Closing Date, each party hereto shall upon reasonable request of the other party perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             BEACON EDUCATION MANAGEMENT, INC.

                             By: /s/ Michael B. Ronan
                                 ---------------------------------------------
                             Title: President and CEO
                                    ------------------------------------------


                             INVESTORS:


                             J. F. Shea Co., Inc.
                             as nominee 2001-20

                             By: /s/ James G. Shontere
                                 ---------------------------------------------
                             Title: Secretary
                                    ------------------------------------------

                             ASHFORD CAPITAL MANAGEMENT, INC.
                             with discretion f/b/o
                             Anvil Investment Associates, L.P.

                             By: /s/ Theodore H. Ashford for Anvil Management
                                 ---------------------------------------------
                                 Co., LLC
                                 ---------------------------------------------
                             Title: General Partner
                                    ------------------------------------------

                             WR Hambrecht + Co, LLC

                             By: /s/ Anna-Marie Schweizer
                                 ---------------------------------------------
                             Title: Treasurer
                                    ------------------------------------------


                             HAMCO Capital Corporation

                             By: /s/ William R. Hambrecht
                                 ---------------------------------------------
                             Title: President
                                    ------------------------------------------

                             /s/ William R. DeLoache, Jr.
                             -------------------------------------------------

                             /s/ Michael B. Ronan
                             -------------------------------------------------

                             /s/ Jodi Tucker
                             -------------------------------------------------

                             /s/ Avalee Abu-Suneima
                             -------------------------------------------------

                             /s/ Dr. Paul McDonnel Cathcart
                             -------------------------------------------------

                             /s/ Mrs. Paul McDonnel Cathcart
                             -------------------------------------------------

                             /s/ Karin L. Harvey
                             -------------------------------------------------

                             /s/ Peter Harvey
                             -------------------------------------------------

                             /s/ Alan Pearson
                             -------------------------------------------------

                             /s/ William E. Mayer
                             -------------------------------------------------

                             /s/ Paul Pelosi
                             -------------------------------------------------

                             /s/ Henry S. Bienen
                             -------------------------------------------------

                             /s/ Richard J. Guggenhime
                             -------------------------------------------------